Exhibit 99.1

The Joint Corp. Appoints Donna Smith VP of Marketing

High-profile marketing professional will help The Joint transform chiropractic care delivery

Scottsdale, Ariz.—Feb. 23, 2016—As part of its effort to sustain its position as a leader in chiropractic care and the country’s top health services franchisor (source: Entrepreneur 2016 FRANCHISE 500), The Joint® Corp. announced today that it has appointed Donna Smith as Vice President of Marketing and Franchise Marketing Support.

Smith brings more than 15 years of proven leadership and team-building expertise for major brands such as Arby’s and Tasti D-Lite & Planet Smoothie. At The Joint, she will lead the marketing and communications team as well as the Clinic Support Center (CSC), overseeing the company’s corporate branding, local clinic marketing and lead generation efforts.

“Donna’s expertise in database and search engine marketing, franchise relationship building, business trend analysis, field marketing and brand positioning will be invaluable to The Joint as we open new corporate managed clinics and bring on franchisees,” said John Richards, chief executive officer of The Joint Corp. “We will leverage her retail marketing experience to expand our efforts to transform the delivery of healthcare by making it more convenient and consumer-friendly while offering industry-leading support to our franchisees.”

As Vice President of Marketing at Tasti D-Lite & Planet Smoothie, Smith contributed to four years of steady positive growth prior to the company being acquired by Kahala Brands in 2015. Prior to that, she was Director of Retail Marketing for Oreck Corporation where she oversaw retail marketing efforts for this chain of 412 company-owned and franchised stores, including the development of numerous successful customer acquisition campaigns. Earlier in her career, Smith led marketing activities for La-Z-Boy and Arby’s.

Smith holds an MBA in Marketing from Indiana University and a B.S in Business. She replaces Catherine Hall, Chief Marketing Officer, who left the company to pursue other professional interests.

To download a photo of Donna Smith, click http://bit.ly/1T2oq9R

About The Joint Corp. (NASDAQ: JYNT)

Based in Scottsdale, Arizona, The Joint is reinventing chiropractic by making quality care convenient and affordable for patients seeking pain relief and ongoing wellness. Our no-appointment policy and convenient hours and locations make care more accessible, and our affordable membership plans and packages eliminate the need for insurance. With 320+ clinics nationwide and nearly three million patient visits annually, The Joint is an emerging growth company and key leader in the chiropractic profession.  For more information, visit www.thejoint.com, follow us on Twitter @thejointchiro and find us on Facebook, YouTube and LinkedIn.

Business Structure

The Joint Corp. is a franchisor of clinics and an operator of clinics in certain states. In California, Colorado, Florida, Illinois, Minnesota, New Jersey, New York, North Carolina, Oregon and Tennessee, The Joint and its franchisees provide management services to affiliated professional chiropractic practices.

Forward-Looking Statements

This press release contains statements about future events and expectations that constitute forward-looking statements.  Forward-looking statements are based on our beliefs, assumptions and expectations of industry trends, our future financial and operating performance and our growth plans, taking into account the information currently available to us.  These statements are not statements of historical fact.  Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements and you should not place undue reliance on such statements.  Factors that could contribute to these differences include, but are not limited to, our failure to develop or acquire corporate clinics as rapidly as we intend, our failure to profitably operate corporate clinics, and the factors described in “Risk Factors” in The Joint Corp.’s Registration Statement on Form S-1.  Words such as "anticipates", "believes", "continues", "estimates", "expects", "goal", "objectives", "intends", "may", "opportunity", "plans", "potential", "near-term", "long-term", "projections", "assumptions", "projects", "guidance", "forecasts", "outlook", "target", "trends", "should", "could", "would", "will" and similar expressions are intended to identify such forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors.  We assume no obligation to update or revise any forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.  Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Media Contact:

Marcia Rhodes: mrhodes@acmarketingpr.com / 480-664-8412 x 15